ANDERSEN ANDERSEN & STRONG, L.C	941 East 3300 South, Suite 202
Certified Public Accountants and Business Consultants	Salt Lake City, Utah 84106
Telephone 801 486-0096	Fax 801 486-0098

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We have issued an audit report dated April 24, 2002 for the year ended December 31, 2001 for The Enternainment Internet, Inc. included in the registration statement form SB-2. We hereby consent to the use of these financial statements in the aforementioned report.

February 11, 2005 Salt Lake City, Utah	BY: /S/ Andersen Andersen and Strong L.C. —————————————— Andersen Andersen and Strong L.C. "PERSON'S TITLE"